UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant	☑

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

HighMark Funds
(Name of Registrant as Specified In Its Charter)

__________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHMARK PROXY LITE MESSAGE

“Hello.

My name is Earle Malm and I am the President of the HighMark Funds.  Please take a moment to listen to this important message about your investments with the HighMark Funds.  I am calling you today because as a shareholder of the HighMark Funds we are requesting your vote on several important proposals concerning the management of the funds.

Recently, you should have received an envelope in the mail containing information on the proposals and everything you need to vote your shares.  If you have already voted your shares, thank you and I apologize for this message.  If you have not voted we ask that you vote as soon as possible so that we can avoid follow-up phone calls requesting your vote and avoid mailing out additional materials.

You can vote quickly and easily by touch-tone phone, on the Internet or by mail.  If you have any questions about the proxy, please call 1-866-615-7269 and a representative will be available to assist you.

Please vote.  All of us at HighMark appreciate having you as a shareholder and your prompt attention to this matter.

Thank you.

Goodbye.”